Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:
Vince Estrada, VISICU
Senior Vice President and Chief Financial Officer
(410) 843-4530, vestrada@visicu.com

VISICU Reports First Quarter Results
Quarterly Revenues Increase 91% Year-Over-Year
Baltimore, Maryland — May 1, 2006 — VISICU, Inc. (Nasdaq: EICU), a healthcare information technology and clinical solutions company focused on transforming the delivery of hospital-based critical care, today announced financial results for the first quarter of 2006. The company reported significantly higher revenues and operating income for the first quarter over the same quarter from the prior year.
-	Revenues for the first quarter were $6.7 million, which represents a 91% increase over the same quarter last year.

-	Adjusted operating income for the first quarter increased to $1.0 million, resulting in a 15.3% adjusted operating margin, from an adjusted operating loss of $(935,000) for the same quarter last year. Adjusted operating income (loss) and adjusted operating margin exclude non-cash stock-based compensation expense included in the GAAP results. GAAP operating income for the first quarter increased to $452,000, resulting in a 6.8% operating margin, from a GAAP operating loss of $(1.1) million for the same quarter last year.

-	Net income increased to $314,000, or $0.01 per diluted share, from a net loss of $(1.4) million a year ago, or $(0.40) per diluted share. Net income for the first quarter includes $571,000 of non-cash stock-based compensation expense in the first quarter of 2006 and $123,000 of non-cash stock-based compensation expense in the first quarter of 2005.

-	Total revenue backlog at the end of the first quarter amounted to $74.5 million.

-	During the quarter the U.S. Patent and Trademark Office issued a notice that it intends to issue an ex parte reexamination certificate in the pending reexamination proceeding allowing all 26 of the amended claims of the company’s patent.
“I am pleased with our first quarter results which were right in line with management’s expectations,” said Frank Sample, Chairman and CEO of VISICU. “Our strong growth is a testament to our innovative solutions that allow our customers to transform the delivery of hospital-based critical care.”

Initial Public Offering
In April 2006, the company completed an initial public offering of 6.9 million shares at a price to the public of $16 per share. VISICU received cash proceeds, net of estimated expenses, of approximately $100.8 million from the offering. The proceeds are available for general corporate purposes and to support the growth of our business.
Outlook
Mr. Sample concluded, “Our goal is to continue to build upon our leadership position as a provider of innovative healthcare information technology and clinical solutions focused on transforming the delivery of hospital-based critical care. Our solutions, operating model, customer and employee base, and resources provided from the IPO in early April provide a strong foundation for growth.” The company expects that its revenue for 2006 will be 53-56% higher than its revenue for 2005. It also expects that GAAP operating margins will be 7-9% for the year and that adjusted operating margins, which exclude non-cash stock-based compensation expense included in GAAP results, will be 16-18% for the year.
Conference Call Information
A conference call and audio webcast will be held today, Monday, May 1, 2006 at 4:30 p.m. EDT. Participants can access the call by dialing 913-981-5559 or access the audio webcast through the company’s website at www.VISICU.com under the Company/Investor Relations section. A replay of the call will be available approximately three hours after the call has ended and will be available until 11:59 p.m. (EDT) on Monday, May 8, 2006. To access the replay, dial 719-457-0820 and enter the conference passcode number: 9432864. A replay will also be archived online on the company’s corporate website at www.VISICU.com.
About VISICU, Inc.
VISICU, Inc. is a healthcare information technology and clinical solutions company transforming the delivery of critical care through its eICU Program. The eICU Program restructures the practice of critical care by using remote monitoring technology to allow systems to centralize scarce critical care trained staff to improve coverage and to allow intervention to prevent or manage crises. For more information, visit www.VISICU.com. VISICU® and eICU® are registered trademarks of VISICU, Inc. All rights reserved. visicu-f
Safe Harbor Statement
This release contains forward-looking statements that are made pursuant to the provisions of Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve a number of risks and uncertainties. Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements. It is important to note that the company’s performance, and actual results, financial condition or business could differ materially from those expressed in the forward-looking statements. The words “outlook”, “positions us”, “guidance”, “expects”, “estimates”, “intends”, “plans”, “projects”, “anticipates”, “believes” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of the company’s principal product offering and any new product releases, the performance and reliability of our products and services, the company’s ability to attract and retain new customers, renewal rates of the company’s existing customers, financial and budget constraints of hospitals, changes in the company’s or competitors’ pricing practices, quarterly operating results may vary, stock price may be volatile, changes in the healthcare industry, the introduction or availability of competing products or services and other competitive factors, changes in the government regulation of our products and services, and the possibility of unfavorable outcomes in regulatory and legal proceedings relating to VISICU’s patent that are pending currently or that could be initiated in the future. Additional discussion of these and other factors affecting the company’s business is contained in the company’s periodic filings with the Securities and Exchange Commission. The company undertakes no obligation to update forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
Use of Non-GAAP Financial Measures
Adjusted operating income (loss) and adjusted operating margins as described in this release and in the attached financial statement tables are not measures of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP operating income (loss) and operating margins, respectively. Management believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and provides for consistency in financial reporting. Management provides these non-GAAP financial measures because it believes they provide greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Specifically, these non-GAAP financial measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s future prospects. For the reconciliation of adjusted operating income (loss) and operating margins to the most directly comparable GAAP financial measures, please refer to the information included in the attached tables of this press release.

VISICU, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2005	2006	Change $	Change %

Revenues:
License revenue	$1,499	$3,018	$1,519	101%
Service revenue	1,996	3,651	1,655	83%

Total revenues	3,495	6,669	3,174	91%

Direct cost of revenues:
Cost of licenses	61	171	110	180%

Cost of services	694	1,232	538	78%

Total direct cost of revenue	755	1,403	648	86%

Gross profit	2,740	5,266	2,526	92%

Operating expenses:
Sales and marketing	1,006	1,305	299	30%
Research and development	1,285	1,397	112	9%
General and administrative	1,507	2,112	605	40%

Total operating expenses	3,798	4,814	1,016	27%

Income (loss) from operations	(1,058)	452	1,510	143%

Other income (expense):
Interest income	43	140	97	226%

Interest expense	(4)	(2)	2	50%

	39	138	99	254%

Income (loss) before income taxes	(1,019)	590	1,609	158%

Income tax expense	1	276	275	27500%

Net income (loss)	(1,020)	314	1,334	131%

Accretion of redeemable preferred stock	(354)	—	354	100%

Net income (loss) attributable to common stockholders	$(1,374)	$314	$1,688	123%

VISICU, INC.
STATEMENTS OF OPERATIONS (continued)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2005	2006	Change $	Change %

Net income (loss) loss attributable to common stockholders per share:
Basic	$(0.40)	$0.06	$0.46	115%
Diluted	$(0.40)	$0.01	$0.41	103%

Weighted average shares outstanding used in computing per share amounts:
Basic	3,429	5,276
Fully diluted	3,429	27,500
VISICU, INC.
RECONCILIATION BETWEEN GAAP AND ADJUSTED OPERATING INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2005	2006

Income (Loss) from operations	$(1,058)	$452
Non-cash stock-based compensation expense	123	571

Adjusted income (loss) from operations	$(935)	$1,023

VISICU, INC.
CONDENSED BALANCE SHEETS
(in thousands)

	December 31,	March 31,
	2005	2006
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,379	$15,194
Accounts receivable	8,971	5,139
Prepaid expenses and other current assets	527	665
Deferred tax assets	9,300	9,300

Total current assets	30,177	30,298

Property and equipment, net	1,780	1,687
Deferred contract costs	4,538	4,548
Deferred tax assets	6,604	6,604
Other assets	1,601	1,682

Total assets	$44,700	$44,819

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$1,950	$1,706
Accrued compensation and related costs	1,478	827
Deferred revenue	23,516	24,503
Other current liabilities	25	26

Total current liabilities	26,969	27,062

Other long-term liabilities	575	568
Deferred revenue	24,097	22,408

Total liabilities	51,641	50,038

Stockholders’ deficit	(6,941)	(5,219)

Total liabilities and stockholders’ deficit	$44,700	$44,819

VISICU, INC.
STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2005	2006

Operating activities
Net income (loss)	$(1,020)	$314
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation	151	204
Amortization	25	29
Non-cash stock-based compensation charge	123	571
Excess tax benefit from stock-based compensation	—	(73)
Changes in operating assets and liabilities:
Accounts receivable	2,351	3,835
Prepaid expenses and other current assets	(10)	(138)
Deferred contract costs	(149)	(10)
Accounts payable and accrued expenses	7	(171)
Accrued compensation and related costs	(674)	(651)
Deferred revenue	3,793	(659)

Net cash provided by operating activities	4,597	3,251

Investing activities
Purchase of property and equipment	(246)	(111)
Capitalized software additions	(40)	(7)
Change in other assets	6	12

Net cash used in investing activities	(280)	(106)

Financing activities
Payment of financing costs for initial public offering	—	(162)
Repayment of obligations under capital lease	(6)	(5)
Exercise of options to purchase common stock	4	764
Excess tax benefit from stock-based compensation	—	73

Net cash provided by (used in) financing activities	(2)	670

Net increase in cash and cash equivalents	4,315	3,815
Cash and cash equivalents at beginning of period	8,639	11,379

Cash and cash equivalents at end of period	$12,954	$15,194

Supplemental cash flow information:
Income taxes paid	$1	$35

Unpaid financing costs related to initial public offering	$—	$628

Contact Information: VISICU, Inc. Vincent E. Estrada, SVP and Chief Financial Officer (410) 843-4530, vestrada@visicu.com